Exhibit 24

Power of Attorney

Know all by these presents, that the undersigned hereby constitutes and appoints each of James Sullivan and Ron Glibbery, either of them acting singly, and each with full power of substitution, the undersigned's true and lawful attorney-in-fact with full power to act for the undersigned and in the undersigned's name, place and stead, in any and all capacities to:

   (1) prepare, execute, and submit for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Peraso Inc. (the
"Company"), Forms 3, 4, and 5 (including amendments thereto) with respect to securities of the Company in accordance with Section 16(a) of the Securities
Exchange Act of 1934, as amended, and the rules thereunder (the"Exchange Act");

   (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 (or amendment thereto) and timely file such form with the United States
Securities and Exchange Commission and any stock exchange or similar authority;
and

   (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

   The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act, and that this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act. The undersigned further acknowledges that this Power of Attorney authorizes, but does not require, each such attorney-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information.

   This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of October 24, 2022.

/s/ Mark A. Lunsford
Signature

Mark A. Lunsford
Print Name